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                                                                      EXHIBIT 11



                 CAPSTEAD MORTGAGE CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



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
                                                               QUARTER ENDED
                                                                 MARCH 31
                                                       ----------------------------
                                                          1998              1997
                                                       ----------        ----------
BASIC:
   Average number of common shares outstanding             59,594            46,225
                                                       ==========        ==========

   Net income                                          $   35,070        $   37,388
   Less cash dividends paid on convertible
     preferred stock:
       Series A ($0.40 per share)                            (160)             (180)
       Series B ($0.315 per share)                         (5,395)           (7,018)
                                                       ----------        ----------

   Net income available to common stockholders         $   29,515        $   30,190
                                                       ==========        ==========

   Basic net income per common share                   $     0.50        $     0.65
                                                       ==========        ==========

DILUTED:
   Average number of common shares outstanding             59,594            46,225
   Assumed conversion of convertible
     preferred stock:
       Series A                                               827               940
       Series B                                            12,416            16,640
   Incremental shares calculated using the
     Treasury Stock method                                    555             1,131
                                                       ----------        ----------

                                                           73,392            64,936
                                                       ==========        ==========

   Net income                                          $   35,070        $   37,388
                                                       ==========        ==========

   Diluted net income per common share                 $     0.48        $     0.58
                                                       ==========        ==========
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